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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      -------------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-77581) and the Registration Statement on Form S-8 (No. 333-30229) of United Water Resources of our report dated February 24, 2000, appearing on page 33 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-77581).



PRICEWATERHOUSECOOPERS  LLP
New York, New York
March 23, 2000